EXHIBIT 10.2
EXCHANGE AGREEMENT
This Exchange Agreement (the “Agreement”) is entered into as of the 25th day of July, 2018, by and among Ascent Solar Technologies, Inc., a Delaware corporation (the “Company”), and the investor signatory hereto (the “Holder”), with reference to the following facts:
A.    On 16th day of November, 2017, the Company issued to the Holder an unsecured promissory note of $275,000, in accordance with the terms of thereof (the “Note”). As of the date hereof, the Note remained outstanding and due for immediate payment per the Holder’s demand.
B.    The Company and the Holder desires (a) to exchange (the “Exchange”) the Note for a convertible note, convertible into shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), in accordance with the terms of thereof (the “Convertible Note”, as converted the “Conversion Shares”) in the attached hereto as Exhibit A, and (b) to cancel the Note (the “Cancellation”). The Convertible Note, this Agreement and such other documents and certificates related thereto are collectively referred to herein as the “Exchange Documents”.
D.     Each of the Company and the Holder desire to effectuate the Exchange and the Cancellation on the basis and subject to the terms and conditions set forth in this Agreement.
E.     The Exchange is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).
F.     Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreements.
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:
1.Exchange and Cancellation. On the date hereof, pursuant to Section 3(a)(9) of the Securities Act, the Holder hereby agrees to convey, assign and transfer the Note to the Company in exchange for which the Company agrees to issue the Convertible Note to the Holder and, upon delivery of the Convertible Note to the Holder, the parties shall consummate the Cancellation in accordance herewith.
(a)On the date hereof, in exchange for the Note, the Company shall deliver or cause to be delivered to the Holder (or its designee) the Convertible Note.
(b)The Convertible Note shall each be issued with the following securities act legend:
NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE

EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.
(c)The Holder shall deliver or cause to be delivered to the Company (or its designee) the Note (or affidavit of lost warrants, in form provided upon request by the Company and reasonably acceptable to the Holder) as soon as commercially practicable following the date hereof (the “Delivery Date”). Immediately following the delivery of the Convertible Note to the Holder (or its designee), the Holder shall relinquish all rights, title and interest in the Note assign the same to the Company, and the Note shall be cancelled.
(d)The parties acknowledge and agree that the Convertible Note shall be issued to the Holder in exchange for the Note without the payment of any additional consideration.
(e)Notwithstanding anything herein to the contrary, on or after the date hereof, the Holder may, directly or indirectly, sell or transfer all, or any part, of the Convertible Note to any Person (an “Assignee”).
2.    Disclosure of Transaction. The Company shall promptly file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching the Exchange Documents, to the extent they are required to be filed under the 1934 Act, that have not previously been filed with the SEC by the Company (including, without limitation, the Convertible Note and this Agreement) as exhibits to such filing (including all attachments, the “8-K Filing”).
3.    Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of the Convertible Note (and the Conversion Shares issued upon conversion of the Convertible Note) may be tacked onto the holding period of the Note, and the Company agrees not to take a position contrary to this Section 3. The Company acknowledges and agrees that (assuming the Holder is not an affiliate of the Company) (i) upon issuance in accordance with the terms of the Convertible Note, the Conversion Shares are, as of the date hereof, eligible to be resold pursuant to Rule 144, (ii) the Company is not aware of any event reasonably likely to occur that would reasonably be expected to result in the Conversion Shares becoming ineligible to be resold by the

Holder pursuant to Rule 144 and (ii) in connection with any resale of Conversion Shares pursuant to Rule 144, the Holder shall solely be required to provide reasonable assurances that such Conversion Shares are eligible for resale, assignment or transfer under Rule 144, which shall not include an opinion of Holder’s counsel.
4.    Blue Sky. The Company shall make all filings and reports relating to the Exchange required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.
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(a)
IN WITNESS WHEREOF, Holders and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

COMPANY: ASCENT SOLAR TECHNOLOGIES, INC. By: /s/ Victor Lee Name: Victor Lee Title: CEO
(b)

IN WITNESS WHEREOF, Holders and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

HOLDER: BELLRIDGE CAPITAL, LP By: /s/ Robert Klimov Name: Robert Klimov Principal Amount and Accrued Interest on the Note: $275,000